Rev-96d                   VISTA TECHNOLOGIES INC.

                         STOCK PURCHASE AGREEMENT

        200,000 shares of Common Stock, par value $0.005 per share

                        ~~~~~~~~~~~~~~~~~~~~~~~~~~~

THE SECURITIES OFFERED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). ACCORDINGLY, NO RESALE OR OTHER TRANSFER OF SUCH SECURITIES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE ACT.

All references to Common Stock of Vista Technologies Inc. in this Agreement are after giving effect to a one (1) for five (5) reverse stock split effected with respect to its authorized and outstanding common stock pursuant to a Certificate of Amendment recorded with the Secretary of State of Nevada on September 12, 1995.

                        ~~~~~~~~~~~~~~~~~~~~~~~~~~~

Vista Technologies Inc.
126 E. 56th Street, 3rd Floor
New York, NY  10022


  1. SUBSCRIPTION TO SHARES. PHARMA PATCH PLC, a public limited company organized under the laws of the Republic of Ireland with its principal offices at Pharma Patch PLC, 15-16 FitzWilliam Place, Dublin 2, Ireland (herein called "Pharma Patch") hereby subscribes for the purchase of 200,000 shares of the Common Stock, par value $0.005 per share, in Vista Technologies Inc., a Nevada corporation ("VISTA"), for the account of the Foreign Investor at a purchase price of Five Hundred Thousand Dollars ($500,000.00) United States funds, payable in cash on March 1, 1996.

  2.    REPRESENTATIONS AND WARRANTIES OF PHARMA PATCH.   In connection
with this Agreement and the transactions contemplated herein, Pharma Patch represents and warrants to VISTA as follows:

  2.1. Pharma Patch is duly organized and validly existing as a public limited company under the laws of the Republic of Ireland. Pharma Patch acknowledges that its chief executive officer is a director of VISTA and that Pharma Patch is familiar with the business, financial condition and plan of operations of VISTA.



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
  2.2. Pharma Patch acknowledges that the VISTA Common Stock purchased hereunder has not been registered under the U.S. Securities Act of 1933, as amended ("Securities Act") or qualified under applicable state securities laws and that the transferability thereof is restricted by the registration provisions of the Securities Act as well as such state laws. Based upon the representations and agreements being made by Pharma Patch herein, the VISTA Common Stock is being sold pursuant to an exemption from such registration provided by Section 4(2) of the Securities Act for transactions not involving a public offering. Pharma Patch understands that the certificates representing the VISTA Common Stock will bear a legend indicating that transfer of these securities is restricted by reason of the fact that they have not been so registered.

        Pharma Patch represents that it is acquiring the Common Stock for its own account, for investment purposes only, and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such securities based upon any particular event or circumstance except upon full compliance with all applicable provisions of the Securities Act. Pharma Patch further understands and agrees that the VISTA Common Stock may be sold only if subsequently registered under the Securities Act and qualified under any applicable state securities laws or, in the opinion of counsel satisfactory to VISTA, an exemption from such registration and qualification is available, and that any routine sales of securities made in reliance upon Rule 144 promulgated by the Commission can be made only in the amounts set forth in and pursuant to the other terms and conditions, including applicable holding periods, of that Rule.

  2.3. Pharma Patch has sufficient knowledge and experience of financial and business matters so that it is able to evaluate the relative merits and risks of purchasing the VISTA Common Stock. Pharma Patch is aware that an investment in the VISTA Common Stock is a speculative investment, is not liquid, and involves a high degree of risk of loss. Pharma Patch acknowledges that VISTA has made available to Pharma Patch, prior to this subscription, the opportunity to ask questions of, and receive written answers from, authorized representatives and executive officers of VISTA concerning the operations and financial condition of VISTA and its consolidated subsidiaries, and any other relevant matters, and to obtain any additional written information, to the extent that VISTA possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information provided by VISTA to Pharma Patch.

  2.4. This Agreement has been duly authorized, executed and delivered by Pharma Patch and is a valid and binding agreement enforceable in accordance with its terms, subject only to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application to or affecting creditors' rights generally and to general principles of equity. Pharma Patch has full power and authority necessary to enter into this Agreement and to perform its obligations hereunder.

  2.5. The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, do not and will not conflict with or result in a breach by Pharma Patch of any of the terms or provisions of, or constitute a default under, its charter documents, its memorandum or articles of association or incorporation, its by-laws, any action of its directors or shareholders, or any indenture, mortgage, deed of trust or other agreement or instrument to which Pharma Patch is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, regulatory body, administrative agency or other governmental body having jurisdiction over Pharma Patch.



Stock Purchase Agreement                                            - 2 -

3.      REPRESENTATIONS AND WARRANTIES OF VISTA.

  By its acceptance of this Agreement, VISTA represents and warrants to Pharma Patch as follows:

  3.1. VISTA is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Nevada with corporate power to enter into this Agreement and to conduct its business as presently conducted.

  3.2.   VISTA's Common Stock is a class of securities registered under
Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange
Act").   VISTA has filed all reports and documents required to be filed pursuant to the Exchange Act preceding the date hereof, except that VISTA is currently delinquent in the filing of its Form 10-KSB Report for the fiscal year ended March 31, 1995 and its quarterly Form 10-QSB Reports for the periods ended June 30, 1995 and September 30, 1995.

  3.3. VISTA has made available to Pharma Patch copies of audited consolidated financial statements of VISTA and its consolidated subsidiaries for VISTA's fiscal year ended March 31, 1995 and preliminary copies of interim unaudited consolidated financial statements of VISTA and its consolidated subsidiaries for the three months ended June 30, 1995 and for the three months and six months periods ended September 30, 1995, all of which together are herein called the "Vista Financial Statements". The Vista Financial Statements are: (a) accurate, correct and complete in all material respects;
(b) in accordance with the books of account and records of VISTA and its consolidated subsidiaries; (c) fair presentations of the financial condition and results of operations of VISTA and its consolidated subsidiaries as of the dates and for the periods indicated therein; and (d) prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated. Since September 30, 1995, there has not been (a) any material adverse change in the financial condition, assets, liabilities, personnel or business of VISTA and its consolidated subsidiaries from that reflected in the Vista Financial Statements as of September 30, 1995; (b) any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting VISTA or its consolidated subsidiaries; (c) any event or condition or series of events or conditions which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on VISTA or its consolidated subsidiaries; or (d) any development which could or will have a material adverse effect on VISTA or its consolidated subsidiaries or their business operations. Pharma Patch acknowledges that VISTA has terminated and rescinded all executory obligations under its prior agreements with Medical Development Resources, Inc. ("MDRI") and certain of its stockholders, has written down to zero VISTA's prior investments in MDRI and its subsidiaries KMI I, Inc. and Micra Instruments Limited, and that MDRI and its subsidiaries are not included as consolidated subsidiaries of VISTA for purposes of the foregoing representations relating to the Vista Financial Statements as of September 30, 1995.

  3.3. The VISTA Common Stock to be sold to Pharma Patch hereunder, when issued and delivered upon receipt of the purchase price, will be duly and validly authorized and issued, fully paid and nonassessable securities of VISTA and will not subject the holders thereof to personal liability by reason of being such holders.

  3.4. This Agreement has been duly authorized, executed and delivered by VISTA and is a valid and binding agreement enforceable in accordance with its terms, subject only to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application to or affecting creditors' rights generally and to general principles of equity. VISTA has full power and authority necessary to enter into this Agreement and to perform its obligations hereunder.



Stock Purchase Agreement                                            - 3 -

  3.5. The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, do not and will not conflict with or result in a breach by VISTA of any of the terms or provisions of, or constitute a default under, its articles of incorporation, its by-laws, any action of its directors or stockholders, or any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the undersigned or any of its properties or assets.

  3.6.  REGISTRATION RIGHTS.    In the event the Common Stock sold to
Pharma Patch hereunder has not been registered by VISTA under the Securities Act prior to September 30, 1996 by a registration statement then effective under the Securities Act, at any time after September 30, 1996, Pharma Patch may make a written request for the registration of such Common Stock under the Securities Act (a "Demand Registration"). Notwithstanding the foregoing provisions of this Section 3.6:

(a) VISTA shall have no obligation to register Common Stock for the account of Pharma Patch at any time during a period of twelve (12) months following any notice in which Pharma Patch was offered the opportunity of participating in a registration statement which has become effective under the Securities Act.

(b) After March 31, 1997, VISTA at its discretion shall have no obligation during any fiscal year of VISTA thereafter to register Common Stock for the account of Pharma Patch unless the demand for registration is received by VISTA within a period of four (4) months following the beginning of such VISTA fiscal year on April 1.

(c) VISTA shall have no obligation to register Common Stock for the account of Pharma Patch after one (1) registration statement has been demanded under this Section 3.6 which has become effective under the Securities Act.

(d) VISTA shall have no obligation to register Common Stock for the account of Pharma Patch which may then be sold by Pharma Patch in accordance with the provisions of Rule 144 promulgated under the Securities Act.

        3.6.1. Upon receipt of any such demand, VISTA will use its best efforts to effect such Demand Registration and will maintain the prospectus included in any registration statement which may be so filed current for a period of at least nine (9) months subsequent to the effective date of such registration statement.

        3.6.2.      Any request for a Demand Registration under Section
3.6 shall specify the aggregate number of shares of Common Stock proposed to be sold and shall also specify the intended method of disposition thereof and any other information within the unique knowledge and control of Pharma Patch necessary for VISTA to comply with applicable registration requirements of the Securities Act.

4.      OTHER TERMS AND AGREEMENTS.

  4.1.  The parties hereto acknowledge that Murray B. Watson and Malcolm
J. Rowe are each directors of both Pharma Patch and VISTA and that G. Lennart Perlhagen, a director of Pharma Patch, was formerly a director and the chief executive officer of VISTA. Each of the parties hereto waives any claim or cause of action that may exist as a result of any conflicts of interest arising from such common director positions and the equity interests and compensation arrangements of such individuals with the parties hereto.



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
Each of Pharma Patch and VISTA further represent and warrant to the other that full disclosure of such relationships has been made to all members of their respective boards of directors and that the transactions contemplated by this Agreement have been authorized and approved by all directors of such party who are not members of the other party's board of directors.

  4.2. Each of the undersigned agrees to pay its own expenses incident to the performance of its obligations hereunder.

  4.3. Each of the undersigned agree that this Agreement shall be governed by and construed in accordance with the laws of the State of New York, and without regard to principles of conflicts of law.

  4.4. This Agreement may be executed in one or more counterparts and it is not necessary that the signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement. The headings of the sections of this Agreement have been inserted for convenience of reference only, and shall not be deemed to be a part of this Agreement.

  4.5.  Time shall be of the essence of this Agreement.

  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the respective dates set forth below.

March 1, 1996                   PHARMA PATCH PLC


                          By:   /s/ Murray D. Watson
                                -----------------------
                                Murray B. Watson,
                                President and Chief Executive Officer


March 1, 1996                   VISTA TECHNOLOGIES INC.


                          By:   /s/ Thomas A. Schultz
                                ----------------------
                                Thomas A. Schultz,
                                President and Chief Executive Officer






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